Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 filed on January 9, 2020 (File No. 333-235868) and September 25, 2018 (File No. 333-227522), of our report dated April 1, 2024 on the consolidated financial statements of C-Bond Systems, Inc. as of and for the years ended December 31, 2023 and 2022, which report is included in the Annual Report on Form 10-K of C-Bond Systems, Inc. for the year ended December 31, 2023.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

April 1, 2024